Exhibit 99.1

PCTEL Lowers First Quarter Revenue Guidance

Cites U.S. Carrier Spending Delays

BLOOMINGDALE, IL, March 23, 2012 —PCTEL, Inc. (NASDAQ: PCTI), a leader in antenna and scanning receiver solutions, announced today that it had lowered its revenue guidance for the quarter ending March 31, 2012 from $19 to $20 million to $16.5 to $17.2 million. The company reported that carrier spending delays have resulted in order flow for its scanning receiver product line to run at approximately 60 percent of its historical run rate in the current quarter. PCTEL distributes its scanning receivers through the major providers of wireless test and measurement equipment, including Ascom, Anite, Swissqual, Accuver, Huawei, Dingli, and others. Management anticipates a return to historical run rate orders from these customers as carriers release and allocate their budgets.

PCTEL management anticipates growth for its scanning receiver business as LTE rollout will expand in 2012, driving the demand for engineering tools. In addition to continued LTE rollout in the U.S., Chinese carriers will rollout TD-LTE beginning in 2013 and European carriers will expand their rollout in 2012. . The company will review its progress and outlook at the next quarterly earnings release conference call preliminarily scheduled for April 26, 2012.

“While we are pleased with the continued progress of our antenna and PCTEL Secure product lines, we have to report that anticipated sales of our LTE Scanning Receivers have been delayed. This reflects carrier decisions regarding budget release and the timing of market by market LTE rollouts rather than an industry contraction,” said Marty Singer, PCTEL’s Chairman and CEO. “It is important to remember that we enter each quarter with non-binding forecasts for scanning receivers from our major customers. Often, the timing of major carrier deployments is beyond their control,” added Singer.

At the quarterly earnings release conference call, management will update shareholders on new product releases, in particular the availability of a software developer’s kit (SDK) for ProsettaCore™, a new, theft-proof design for NMO antennas, its new SeeGull® CX Scanning Receiver, and a new version of CLARIFY®, the company’s interference management system, that is compatible with the large installed base of SeeGull scanning receivers. Management will also update shareholders on the timeline for buying out of the minority interest in the PCTEL Secure joint venture.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and network solutions for the global wireless market. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and CLARIFY® system measure, monitor and optimize cellular networks. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EVDO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address private network, public safety, and government applications. PCTEL develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, and broadband antennas (parabolic and flat panel). The company’s vertical markets include SCADA, Health Care, Smart Grid, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL Secure focuses on Android mobile platform security. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com or www.pctelsecure.com.

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the company’s first quarter revenue outlook. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including without limitation, current global economic conditions, customer business environment, market acceptance of the company’s products, product introduction schedules, the rate of growth of the company’s products, as well as changes in economic conditions and other risk factors as detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

Jack Seller

Public Relations

PCTEL, Inc.

(630)339-2116

Jack.seller@pctel.com